Exhibit 10.5

TWENTY-SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS TWENTY-SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of January 31, 2008 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth and Twenty-Sixth Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003, July 3, 2003, April 29, 2004, November 15, 2004, April 29, 2005, June 15, 2005, February 1, 2006, April 29, 2006, November 10, 2006, January 8, 2007, April 29, 2007, June 30, 2007,  October       , 2007, October 18, 2007, November 1, 2007 and January 15, 2008, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower: (i) a $10,000,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a consolidated term loan in the original principal sum of $7,899,332.98 (the “Term Loan”), (iii) an $11,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”), and (iv) a $9,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan No. 2”); and

WHEREAS, Lender has been asked to make a certain $2,075,000.00 term loan to 5100 NEVILLE ROAD, LLC, a Delaware limited liability company, and 1309 SOUTH CICERO AVENUE, LLC, a Delaware limited liability company; and

WHEREAS, Lender has agreed to the foregoing loan request provided, among other conditions, that Borrower executes and delivers to Lender a guaranty of such term loan and further agrees to amend the Loan Agreement to reflect that the Collateral (as defined in the Loan Agreement) shall also secure repayment of said term loan and guaranty;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definition of “Indebtedness” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Indebtedness”  shall collectively mean and include (A) all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Lender by the Borrower, whether now existing, or hereafter created or arising, including, without limitation: (l) the Revolving Loan, together with all loans, advances and overadvances now or hereafter made thereunder,  and  all  extensions, renewals,  amendments, refinancings, modifications, consolidations and conversions thereof or increases thereto; and (2) the Term Loan, together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof; and (3) the Equipment Loan, together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof; and (4) the Equipment Loan No. 2, together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof; and all interest, fees, charges, expenses, attorneys’ fees and other costs and sums now or hereafter payable by the Borrower under the terms of this Agreement, the Notes, or any of the other Loan Documents; and (5) all Rate Management Obligations heretofore, now or hereafter owed by the Borrower to the Lender; and (6) any and all other loans, advances, overdrafts, indebtedness, liabilities and obligations now or hereafter owed by Borrower to Lender, of every  kind and nature, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now due or to become due, whether direct or indirect, or absolute or contingent, whether several, joint or joint and several, whether liquidated or unliquidated, whether legal or equitable, whether disputed or undisputed, whether secured or unsecured, or whether arising under this Agreement or any of the other Loan Documents or any other document or instrument, and, advances made by Lender to pay or discharge any other lien, security interest or encumbrance upon the Collateral; and (7) all advances made by Lender to protect the Collateral, and/or Lender’s security interest therein; and (8) all costs, expenses and fees (including reasonable attorneys’ fees) incurred by Lender pursuant to the terms of this Agreement or any of the other Loan Documents, or in  connection with (i) the drafting and preparation of this Agreement and the other Loan Documents, (ii) the administration, enforcement and defense of this Agreement and any other Loan Documents, or the relationships and security interests created hereunder or thereunder, (iii) the collection of the Indebtedness and any other obligation or indebtedness secured hereby, and (iv) the sale or other disposition of the Collateral, or any portion thereof; and (9) all obligations, contingent or otherwise, of the Borrower under or related to (i) any Letters of Credit now or hereafter issued by the Lender pursuant to the terms of this Agreement, and (ii) any other letters of credit heretofore, now or hereafter issued by Lender; and (B) the Subsidiary Loan together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof; and (C) the Subsidiary Guaranty and all sums now or hereafter owed by the Borrower thereunder.”

3.             Section 1.1 of the Loan Agreement is hereby amended to add the following additional defined terms thereto:

“Subsidiary Guaranty” shall mean that certain Unconditional Guaranty dated January 31, 2008 executed by the Borrower in favor of the Lender, whereby the Borrower guaranteed the payment of the Subsidiary Loan, and all other Guaranteed Debt as defined in the Subsidiary Guaranty.

“Subsidiary Loan” shall mean that certain term loan in the principal sum of $2,075,000.00 made by Lender to 1309 South Cicero Avenue, LLC, a Delaware limited liability company, and 5100 Neville Road, LLC, a Delaware limited liability company, together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof;

4.             Section 15 of the Loan Agreement is hereby amended to add the following additional event of default thereto:

“(x)          If Borrower shall fail to pay any sum when due to Lender under the Subsidiary Guaranty, and such failure shall continue for five (5) days after written notice of such default is sent to Borrower by Lender.”

5.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of (a) all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment No. 2  and all other Indebtedness (including, without limitation, the repayment of all sums when due under the Subsidiary Guaranty).

6.             Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment Note No. 2 and all other Indebtedness (including, without limitation, the repayment of all sums when due under the Subsidiary Guaranty), it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

7.             In order to induce Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

8.             Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect.  This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois (exclusive of choice of law principles).

9.             Borrower further agrees to reimburse the Lender for its reasonable legal fees incurred in documenting the aforesaid modifications hereinabove described.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Twenty-Seventh Amendment to Loan and Security Agreement as of date first above written.

Borrower:

BRAD FOOTE GEAR WORKS, INC.

By:	/s/ Steven A. Huntington
Steven A. Huntington
Title: Chief Financial Officer

Lender:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Matthew Hammer
Matthew Hammer
Title: Associate Vice President